                               SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement   [_]  Confidential, For Use of the Commission
                                       Only (as Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                                   APEX PC SOLUTIONS, INC.
               ------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:
                                                                        -------

    (2)  Aggregate number of securities to which transaction applies:
                                                                     ----------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                                   ------------


    (4)  Proposed maximum aggregate value of transaction:
                                                         ----------------------

    (5)  Total fee paid:
                        -------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount Previously Paid:
                                -----------------------------------------------
    (2)  Form, Schedule or Registration Statement No.:
                                                      -------------------------
    (3)  Filing Party:
                      ---------------------------------------------------------
    (4)  Date Filed:
                    -----------------------------------------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF APEX PC SOLUTIONS, INC.

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Apex PC Solutions, Inc. will be held at 10:00 a.m. local time on June 26, 1997 at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033, for the following purposes:

    (1)  To elect five directors for a one-year term;

    (2) To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the current fiscal year; and

    (3) To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on May 23, 1997 will be entitled to notice of and to vote at the meeting and any adjournment thereof. The vote of each shareholder is important. Whether or not you plan to attend the meeting, you are requested to date and sign the enclosed proxy card and return it promptly.



                                  By order of the Board of Directors,

                                  APEX PC SOLUTIONS, INC.


                                  /s/ Douglas A. Bevis



                                  Douglas A. Bevis, Secretary

Woodinville, Washington
June 6, 1997

                               APEX PC SOLUTIONS, INC.
                               20031 142ND AVENUE N.E.
                            WOODINVILLE, WASHINGTON 98072


                                   PROXY STATEMENT


                            INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying proxy/voting instruction card (proxy card) are being mailed on or about June 6, 1997 to holders of shares in connection with the solicitation of proxies by the Board of Directors of Apex PC Solutions, Inc. (the "Company) for the 1997 Annual Meeting of Shareholders. The meeting will be held on June 26, 1997 at 10:00 a.m. at The Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033.

Only shareholders of record at the close of business on May 23, 1997 will be entitled to vote at the meeting. At the close of business on May 23, 1997 there were 12,163,328 outstanding shares of the Company's common stock ("Common Stock"). Each share of outstanding Common Stock is entitled to one vote. There is no provision in the Company's Amended and Restated Articles of Incorporation for cumulative voting.

If shares are not voted in person, they cannot be voted on your behalf unless a signed proxy is given. Even if you expect to attend the Annual Meeting in person, in order to ensure your representation, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. A shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by giving a subsequent proxy or by delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting. If you attend the Annual Meeting and inform the Secretary of the Company in writing that you wish to vote your shares in person, your proxy will not be used. If you receive two or more proxy cards, please complete, sign, date and return each to complete your representation. All shares represented by each properly executed and unrevoked proxy, in the accompanying form, will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it unusable.

If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions specified on the proxy. In the absence of instructions to the contrary, it will be voted (i) for all of the nominees for the Company's Board of Directors listed in this proxy statement and (ii) to ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants for the Company for the year ending December 31, 1997.

Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, by telegraph and telephone, and personally by officers and regular employees of the Company who will not receive additional compensation for solicitation. Brokers, nominees and fiduciaries will be reimbursed for out-of-pocket expenses incurred in obtaining proxies or authorizations from the beneficial owners of the Common Stock.

The purpose of the meeting and the matters to be acted upon are set forth in the Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, management knows of no other business which will be presented for consideration at the Annual Meeting. However, if any such other business shall properly come before the meeting, votes will be cast pursuant to the proxies in respect of any such other business in accordance with the best judgment of the persons acting under the proxies.


                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

The Board of Directors consists of five members, each serving a one-year term. Each Director will hold office until the first meeting of shareholders immediately following expiration of his term of office and until his successor is qualified and elected.

Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION

The names and ages of the nominees, the year in which each first became a Director of the Company, their principal occupations and certain other information are as follows:

JEFFREY T. CHAMBERS, age 42, has served as a Director of the Company since January 1996. Mr. Chambers has been employed by TA Associates, Inc., a venture capital firm, or its predecessor, since 1980, has been a partner of affiliated venture funds since 1984 and is currently a Managing Director of TA
Associates, Inc. Mr. Chambers is also a director of Diamond Multimedia Systems, Inc.

STERLING CRUM, age 42, has served as a Director of the Company since its inception in 1993. From the Company's inception until June 1995, Mr. Crum served as the Company's President. From May 1985 to February 1993 Mr. Crum served in various capacities for Apex Computer Corporation, the Company's predecessor (the "Predecessor"), including as President and as Director. In addition, from November 1993 until December 1996 Mr. Crum served as President and sole director of Water Sports, Inc., a water sports recreation company.

KEVIN J. HAFER, age 40, has been the President of the Company since June 1995, and has served as the Chief Executive Officer of the Company since December 1995 and as a Director of the Company since January 1996. From February 1993 to June 1995, Mr. Hafer served as the General Manager of the Company, and from December 1989 to January 1993 he served as the Manager and Technical Operations Director of the Predecessor. Prior to joining the Predecessor, Mr. Hafer was employed at Harris Corporation from May 1979 to September 1989, serving in various management capacities.

EDWIN L. HARPER, age 52, has served as a Director of the Company since
October 1996. Since June 1996 Mr. Harper has served as President and Chief Executive Officer of SyQuest Technology, a computer hardware company. From July 1993 to June 1996 Mr. Harper was employed as President and Chief Executive Officer of ComByte, Inc., and from June 1988 to May 1993 Mr. Harper served in various capacities, including President and Chief Executive Officer, at Colorado Memory Systems, Inc. Mr. Harper is also a Director of SyQuest Technology and McAfee Associates, a network security management company.

WILLIAM MCALEER, age 45, has served as a Director of the Company since
June 1996. Mr. McAleer is currently Managing Director of Voyager Capital, which provides venture financing and advisory services to information technology companies. From 1988 through 1994, he was Vice President Finance, Chief Financial Officer and Secretary with Aldus Corporation, a publicly held software company. Prior to joining Aldus, he was Vice President, Finance and Administration from 1987 to 1988 of Ecova Corporation and also served as a Vice President with Westin Hotels Company from 1984 through 1987. Mr. McAleer is also a Director of FourGen Software Technologies, Primus Communications Corporation and Truevision, Inc.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

During the fiscal year ended December 31, 1996 there was one meeting of the Board of Directors, and each director attended that meeting. (Prior to that meeting, all actions requiring director approval in 1996 were effected through unanimous consents in lieu of meetings.)

The Board of Directors has two committees: the Audit Committee and the Compensation Committee. The members of the Audit Committee are William McAleer and Jeffrey T. Chambers. The Audit Committee, which was created in December 1996, reviews with the Company's independent accountants the scope, results and costs of the annual audit and the Company's accounting policies and financial reporting. There were no meetings of the Audit Committee during the fiscal year ended December 31, 1996.

The members of the Compensation Committee are Edwin L. Harper, Sterling Crum and Jeffrey T. Chambers. The Compensation Committee, which was also created in December 1996, oversees the Company's compensation and benefits practices and programs. There was one meeting of the Compensation Committee during the fiscal year ended December 31, 1996.

The Board of Directors does not have any other standing committees.

EXECUTIVE OFFICERS

The following are the executive officers of the Company. Executive officers are elected by the Board of Directors.

DOUGLAS A. BEVIS, age 51, has been the Vice President and Chief Financial Officer of the Company since September 1996, and Secretary since December 1996. From September 1990 to February 1996, Mr. Bevis was employed at CH2M HILL, Inc., a national environmental engineering consulting firm, where he served as Vice President and Treasurer from September 1990 to April 1993 and as Senior Vice President and Chief Financial Officer from April 1993 to February 1996.

KEVIN J. HAFER. See description under "Election of Directors - Information About Directors and Nominees for Election."

CHRISTOPHER L. SIRIANNI, age 43, has been the Vice President, Sales and Marketing of the Company since August 1996. From March 1994 to August 1996, Mr. Sirianni served as the Company's Director of Sales and Marketing. From August 1992 to February 1994, Mr. Sirianni served as the Director of Sales of Coastal Manufacturing, a metal fabrication company. Mr. Sirianni served as a consultant/sales executive for National Precision Bearing, a distributor, from November 1992 to June 1992. From September 1982 to October 1991, Mr. Sirianni served in various capacities, including Vice President of Sales and Marketing for Augat Communications, a telecommunications company.

OTHER SIGNIFICANT EMPLOYEES

In addition to directors and executive officers, the Company has the following significant employees:

DANNY L. BEASLEY, age 32, has served as the Company's Director of Engineering since March 1994. From December 1992 to March 1994, Mr. Beasley served as a Research and Development Engineer for the Company and the Predecessor. Mr. Beasley served as the Director of Engineering for Spectralogic, Inc., an engineering design and product development firm, from April 1989 to October 1992.

STEPHEN J. MCCARTHY, age 44, has served as the Company's Director of Product Development since July 1995. From February 1994 to July 1995, Mr. McCarthy served as the Company's Research and Development Manager, and from November 1987 to February 1994 he served as the Account Manager for the Company and for the Predecessor's on-site service division.

COMPENSATION OF DIRECTORS

Directors are reimbursed for their out-of-pocket expenses for attendance at meetings. Mr. Harper and Mr. McAleer receive annual compensation of $6,000 for their services as Directors. Each of the Directors was also granted an option in 1996 to purchase 24,000 shares of the Company's Common Stock. In October 1996, the Company accelerated vesting of up to 50% of options previously granted to Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

The following table sets forth information with respect to the ownership of issued and outstanding shares of the Company by each director, executive officer, and person known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities as of May 23, 1997:

Name and Address of                         Common Shares            Percent
Beneficial Owner (1)                        Beneficially Owned       Owned
--------------------                         ------------------      --------
Sterling Crum (2)                                3,786,000            31.1%

TA Group (3)
    c/o TA Associates, Inc.
    125 High Street Tower, Suite 2500
    Boston, MA 02110                             3,774,000            31.0

Britannia Holdings Limited
    P.O. Box 556
    Main Street
    Charleston, Nevis                            2,574,000            21.2

Kevin J. Hafer                                     331,844             2.7

Christopher L. Sirianni(4)                          66,000             *


Douglas A. Bevis(5)                                 25,750             *

Jeffrey T. Chambers(6)                              17,032             *

William McAleer                                     12,000             *

Edwin L. Harper                                     12,000             *

All directors and executive officers as
    a group (7 persons)(7)                       4,250,626            34.9%

-------------

  * Less than 1%.

(1) Except as set forth herein the address of the directors and executive officers set forth in the table is the address of the Company, 20031 142nd Avenue, N.E., Woodinville, Washington 98072.

(2) Includes 2,574,000 shares beneficially owned by Britannia Holdings Limited ("Britannia"), whose sole shareholder is The Duvall Trust, an irrevocable trust for the benefit of Mr. Crum and certain members of his family.
    Mr. Crum disclaims beneficial ownership with respect to all of such 2,574,000 shares.

(3) Includes (i) 2,265,321 shares of Common Stock owned by Advent VII L.P.,
    (ii) 1,242,627 shares of Common Stock owned by Advent Atlantic and Pacific II L.P., (iii) 226,538 shares of Common Stock owned by Advent New York L.P. and (iv) 39,514 shares of Common Stock owned by TA Venture Investors Limited Partnership. Advent VII L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P. and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships referred to, collectively, as the TA Group. The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of Advent Atlantic and Pacific II L.P. is TA Associates AAP II Partners L.P. The general partner of Advent New York L.P. is TA Associates VI

    L.P. The general partner of each of TA Associates VII L.P., TA Associates AAP II Partners L.P. and TA Associates VI L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership; individually, no shareholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Mr. Chambers, a director of the Company) comprise the general partners of TA Venture Investors Limited Partnership. In such capacity, Mr. Chambers may be deemed to share voting and investment power with respect to the 39,514 shares of Common Stock held of record by TA Venture Investors Limited Partnership. Mr. Chambers disclaims beneficial ownership of such shares, except to the extent of the 5,032 shares as to which he holds a pecuniary interest.

(4) Includes 11,576 shares of Common Stock issuable upon exercise of stock options currently exercisable at $0.18375 per share.

(5) Includes 2 shares of Common Stock issuable upon exercise of stock options currently exercisable at $0.18375 per share.

(6) Includes 12,000 shares of Common Stock issuable upon exercise of stock options currently exercisable at $0.18375 per share and 5,032 shares beneficially owned by Mr. Chambers through TA Venture Investors Limited Partnership, of which the 5,032 shares beneficially owned by Mr. Chambers through TA Venture Investors Limited Partnership are included in the 3,774,000 shares described in Note (3) above. Does not include any shares beneficially owned by Advent VII L.P., Advent Atlantic and Pacific II L.P. or Advent New York L.P., of which Mr. Chambers disclaims beneficial ownership.

(7) Includes 23,578 shares of Common Stock issuable upon exercise of stock options currently exercisable at $0.18375 per share. Also includes 2,574,000 shares held by Britannia. See Notes (2), (4), (5) and (6) above.

There are no arrangements which may result in a change of control of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes all compensation earned by the Company's Chief Executive Officer and by the Company's other most highly compensated executive officer whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities during the fiscal year ended December 31, 1996.
                                                          Long-Term
                                Annual Compensation      Compensation
                                -------------------  ---------------------
Name and Principal                                    Stock    All Other
     Position            Year  Salary       Bonus    Options  Compensation
------------------       ---- ---------   ---------- -------- ------------

Kevin J. Hafer
  President and Chief
  Executive Officer     1996  $157,692    $564,707(1)  24,000   $9,619(2)

Christopher L. Sirianni
  Vice President, Sales
  and Marketing         1996   $89,123    $148,396(3) 132,000   $4,456(4)

------------

(1) Includes $480,000 bonus earned in 1996 and paid in 1997.

(2) Represents matching contributions in the aggregate amount of $7,500 made by the Company in 1996 to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Hafer and premium payments in the aggregate amount of $2,119 paid by the Company in 1996 towards a life insurance policy that the Company maintained at its expense in 1996 on Mr. Hafer's life payable to his wife or estate (or as otherwise directed by Mr. Hafer).

(3) Includes $54,894 bonus earned in 1996 and paid in 1997.

(4) Represents matching contributions made by the Company to its 401(k) Profit Sharing Plan and Trust on behalf of Mr. Sirianni.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information with respect to grants to the Named Executive Officers of options to purchase Common Stock of the Company made during the fiscal year ended December 31, 1996.

                                Individual Grants
                    ---------------------------------------

                                            % of Total
                    Number of Securities   Options Granted      Exercise
                     Underlying Options     to Employees in     Price per  Expiration
   Name                Granted(#)(1)         Fiscal Year          Share      Date
   ----             --------------------   -----------------    ---------- ----------

Kevin J. Hafer(2)        24,000                  3.8%           $0.18375    06/10/06

Christopher L.
 Sirianni (3)           132,000                 20.7%           $0.18375    01/22/06

-------------

(1) Stock options have an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The Company granted options to purchase an aggregate of 638,000 shares of Common Stock to employees and non-employee directors in 1996.

(2) Mr. Hafer was granted options to purchase an additional 705,880 shares of Common Stock in 1995. As of December 31, 1996, options to purchase 404,844 shares of Common Stock were vested and had been exercised by Mr. Hafer. Of the remaining 325,036 shares subject to options, options to purchase 666 shares will vest on January 1, 1998. Options to purchase approximately 16,458 shares will vest on the first day of each month from February 1998 through June 1999, and options to purchase approximately 6,372 shares will vest on the first day of each month from July 1999 through January 2000.

(3) As of December 31, 1996, options to purchase 66,000 shares of Common Stock were vested, of which options to purchase 54,424 shares had been exercised by Mr. Sirianni. Of the remaining 66,000 shares subject to options, options to purchase approximately 2,750 shares will vest on the first day of each month from March 1998 through February 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to option exercises during the fiscal year ended December 31, 1996 by the Named Executive Officers and 1996 year-end option values.

                                                            Number of Securities        Value of
                                                                 Underlying        Unexercised In-the-
                                          Value Realized     Unexercised Options    Money Options at
                   Number of Shares     (Market Price at)    at Fiscal Year End      Fiscal Year End
                       Acquired on         Exercise Less        (Exercisable/         (Exercisable/
Name                    Exercise          Exercise Price)      Unexercisable)        Unexercisable(1)
----                    --------          ---------------      --------------        ----------------

Kevin J. Hafer          81,296                 --(2)              0/325,036           --/$1,971,750
                        323,548            $102,322(3)

Christopher L.
Sirianni                 54,424             $17,212(4)          11,576/66,000        $70,223/$400,373

-------------------

(1) Based upon the Company's estimate of the fair market value of the Company's Common Stock at fiscal year end of $6.25 per share less the exercise price payable for such shares.

(2) Based upon the Company's estimate of the fair market value of the Company's Common Stock at February 12, 1996, May 15, 1996, June 1, 1996, July 1, 1996 and August 16, 1996 of $0.18375 per share less the exercise price payable for such shares.

(3) Based upon the Company's estimate of the fair market value of the Company's Common Stock at September 1, 1996, October 1, 1996 and October 14, 1996 of $0.50 per share less the exercise price payable for such shares.

(4) Based upon the Company's estimate of the fair market value of the Company's Common Stock at October 14, 1996 of $0.50 per share less the exercise price payable for such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company operated as a division of Apex Computer Company through January 1993. In February 1993, the assets and liabilities of that division were spun off as a dividend to Sterling Crum, who contributed those assets and liabilities to the Company as its initial capitalization in return for the issuance by the Company of 8.0 million shares of Common Stock. At that time, the assets were valued by Mr. Crum, who was the sole director of the Company, at approximately $776,000, and the liabilities were valued at approximately $189,000, for a net value of approximately $587,000.

During 1994 and 1995, Mr. Crum advanced funds (by foregoing distributions) for the operation of the Company in exchange for unsecured promissory notes totaling approximately $225,000 for 1994 and $4.6 million for 1995. All of these notes bore interest at the rate of 12% per annum except for two notes totaling approximately $270,000 that bore interest at a rate equal to 100% of the discounts taken by the Company for its early payments to suppliers (the "Net-10 Notes"). All principal and accrued and unpaid interest under these notes was paid at or shortly after the closing of the Leveraged Recapitalization. At the time of repayment, accrued interest on these notes (other than the Net-10 Notes) totaled approximately $112,000, and accrued interest on the two Net-10 Notes totaled less than $20,000.

During 1994 and 1995 when the Company was an S Corporation, the Company distributed $792,279 and $992,815, respectively, to Mr. Crum as dividends. In 1993 and 1994 Mr. Crum received $101,534 and $3,000, respectively, as compensation.

In December 1995, the Company sold to several entities affiliated with TA Associates, Inc. (the "TA Group") 1.6 million shares of Common Stock at a price of $0.18375 per share, 300,000 shares of Series A Redeemable and Convertible Preferred Stock at a price of $7.35 per share, and $10.0 million in aggregate principal amount of Class A Subordinated Promissory Notes, for an aggregate purchase price of approximately $12.5 million in connection with a leveraged recapitalization (the "Leveraged Recapitalization"). Jeffrey T. Chambers, a Director of the Company, is a Managing Director of TA Associates, Inc. The shares of Series A Redeemable and Convertible Preferred Stock issued to the TA Group converted into 2.4 million shares of Common Stock upon the closing of the Company's initial public offering (the "IPO") in February 1997. The Class A Subordinated Promissory Notes issued to the TA Group provided for the quarterly payment of interest at 7% per annum, and the repayment of the principal amount and any accrued and unpaid interest upon consummation of certain "Qualified Liquidity Events," which included the IPO. In connection with the Leveraged Recapitalization, the Company, the TA Group, Mr. Crum, Kevin J. Hafer, the Chief Executive Officer and a Director of the Company, and Britannia Holdings Limited ("Britannia"), a major shareholder of the Company, entered into a Shareholders' Agreement pursuant to which, among other things, the TA Group was granted certain preemptive rights, co-sale rights and rights of refusal on transfers of shares by the other shareholder parties, and the Company granted the TA Group certain registration rights pursuant to a Registration Rights Agreement. The Shareholders' Agreement terminated by its terms upon consummation of the IPO.

In connection with the Leveraged Recapitalization, the Company redeemed from Britannia 4.0 million shares of Common Stock for an aggregate price of approximately $22.5 million, consisting of cash in the amount of $12.5 million and the Class B Subordinated Promissory Note in the aggregate principal amount of $10.0 million. The Class B Subordinated Promissory Note issued to Britannia provided for the quarterly payment of interest at 7% per annum and the repayment of the principal amount and any accrued and unpaid interest on the consummation of certain "Qualified Liquidity Events," which included the IPO. Of the approximately $12.5 million payable to Britannia, $2.5 million was placed in escrow by the Company to secure certain representations and warranties made to the TA Group by the Company, Mr. Crum, and Britannia. This escrow arrangement expired in February 1997, and all escrowed funds were disbursed.

Simultaneously with the Leveraged Recapitalization, Mr. Crum entered into an S Corporation Indemnification Agreement with the Company indemnifying the Company from and against any federal or state income tax liability resulting from the Company's failure to qualify as an S Corporation under Internal Revenue Code
Section 1361(a)(1) for any taxable year ending or prior to October 31, 1995, the date on which the Company's status as an S Corporation was terminated.

In connection with the Leveraged Recapitalization, Mr. Hafer entered into an Employment Agreement with the Company for calendar year 1996, subject to automatic one-year renewals thereafter. Pursuant to the Employment Agreement, Mr. Hafer received, among other things, 200,000 shares of nonvoting Series B Redeemable Preferred Stock. In December 1996, the Employment Agreement was amended so that the Series B Redeemable Preferred Stock vested in Mr. Hafer on January 1, 1997, and the Company was obligated to redeem 80,000 of such shares on January 1, 1997 for $5.00 per share and to redeem the remaining 120,000 shares for $5.00 per share upon a "Qualified Public Offering," including the IPO. The Company subsequently redeemed such shares pursuant to the amendment to the Employment Agreement.

                                      PROPOSAL 2

             TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE
              INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDED
                                  DECEMBER 31, 1997

--------------------------------------------------------------------------------

The Board of Directors has appointed the firm of Coopers & Lybrand L.L.P. to conduct an audit in accordance with generally accepted accounting standards of the Company's financial statements for the fiscal year ending December 31, 1997. A representative of that firm is expected to be present at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if he or she so desires. Neither the firm nor any of the partners has any direct financial interest in the Company as independent accountants. This appointment is being submitted for ratification at the meeting. If not ratified, this appointment will be reconsidered by the Board, although the Board of Directors will not be required to appoint different independent accountants for the Company. Coopers & Lybrand L.L.P. has served the Company as its independent accountants since December 1995.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS APPOINTMENT.


                                  OTHER INFORMATION
                                  -----------------

The 1996 Annual Report of the Company for the fiscal year ended December 31, 1996 was mailed to the shareholders prior to or together with the mailing of this Proxy Statement. Shareholders who did not receive a copy of the 1996 Annual Report with their Proxy Statement may obtain a copy by writing to or calling Douglas A. Bevis, Secretary, Apex PC Solutions, Inc., 20031 142nd Avenue N.E., Woodinville, Washington 98072. His telephone number is (425) 402-9393.


                                SHAREHOLDER PROPOSALS
                                ---------------------

Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 30, 1998 to be eligible for inclusion in the proxy material for that meeting.


                                    OTHER BUSINESS
                                    --------------

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons named in the enclosed proxy form will vote or refrain from voting in accordance with their best judgment.

The Company's 1996 Annual Report is enclosed herewith and contains the Company's financial statements for the year ended December 31, 1996. A COPY OF FORM 10-KSB, THE ANNUAL REPORT FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER WHO REQUESTS IT IN WRITING FROM THE COMPANY AT THE ADDRESS NOTED ON THE FIRST PAGE OF THIS PROXY STATEMENT.



                                  By order of the Board of Directors:


                                  /s/ Douglas A. Bevis


                                  Douglas A. Bevis, Secretary

Woodinville, Washington
June 6, 1997

                               APEX PC SOLUTIONS, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 26, 1997



    The undersigned hereby appoints Kevin J. Hafer and Douglas A. Bevis, or either of them (with full power to act alone), as proxies with full power of substitution, to represent and to vote all of the Common Stock of APEX PC SOLUTIONS, INC. held of record by the undersigned at the close of business on May 23, 1997 at the annual meeting of shareholders of APEX PC SOLUTIONS, INC. on Thursday, June 26, 1997, and at any adjournments thereof, as set forth below and in accordance with their discretion on any other matters which may properly come before the meeting or any adjournments thereof.

         1.   Election of Directors:  ___For all  ___Withhold all
                                      ___For all except:


              William McAleer,    Jeffrey T. Chambers,    Sterling Crum,
              Kevin J. Hafer,    Edwin L. Harper


              INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "For all except" box and strike a line through the nominee's name.


         2. Proposal to ratify the appointment of COOPERS & LYBRAND L.L.P. as the independent public accountants for the company for the year ending
December 31, 1997.

              ___For    ___Against    ___Abstain


The Board of Directors unanimously recommends a vote "FOR" this proposal.



         3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE FOREGOING PROPOSALS.

    Please sign exactly as shares are registered. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name, by authorized person.




                                  Signature




                                  Signature if jointly held proxy


                                  DATED:



                                  ---------------------------------------------
                                  Please mark, sign, date and return this proxy promptly using the enclosed envelope.
                                  ---------------------------------------------


                                         -2-